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                                                                   EXHIBIT 10.38

                               SUBLEASE AGREEMENT
                               ------------------

THIS AGREEMENT is made as of this 11th day of December, 2000, between Fieldworks, Inc., hereinafter referred to as "Sublessor", and Alternative Business Furniture, Inc., hereinafter referred to as "Sublessee".

                              WITNESSETH, WHEREAS:

         Sublessor, as Tenant, entered into a lease with CSM Properties, Inc., as Landlord, dated May 16, 1997, as well as an addendum to lease dated December 30, 1997, leasing certain space containing approximately 52,769 square feet of space in the building known as Edenvale Crossing Business Center, located at 7623-7631 Anagram Drive, Eden Prairie, Minnesota (the "Building"), to which lease (hereinafter, the "Prime Lease") reference is hereby made, and which is incorporated into this Agreement as Exhibit "B"; and

         The parties hereto have agreed that Sublessor shall sublet approximately 4,728 square feet of such space to Sublessee (of which approximately 4,728 square feet is warehouse space);

         NOW THEREFORE, the parties hereto hereby covenant and agree as follows:

         1. Sublessor hereby subleases to Sublessee said 4,728 square feet, more or less, of the space in said Building, as depicted on Exhibit "A" attached hereto and made a part hereof, (the "Subleased Premises"), for a term beginning January 1, 2001 and ending June 30, 2001, unless sooner terminated in accordance herewith. After June 30, 2001, the term will become Month-to-Month cancellable by either party with sixty (60) days prior written notice. Commencing on January 1, 2001, Sublessee to pay to Sublessor a monthly Gross Rent of Two Thousand Nine Hundred Fifty Five dollars ($2,955.00) on the first day of each and every month during the term hereof. This Gross Rent figure includes all Base Rent and Additional Rent as well as all utility charges to the Subleased Premises.

         2. The Subleased Premises shall be used for the purpose of general warehouse pursuant to the terms and conditions described in the Prime Lease.

         3. Sublessee may not assign its interest in this Sublease or further sublet the Subleased Premises in whole or in part without first obtaining the consent of Sublessor and Landlord as outlined Article 9 of the Prime Lease.

         4. This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions contained in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the lessor under the Prime Lease and Sublessee were the lessee thereunder, and in
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                  the case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the Lessor against the Lessee under the Prime Lease if such breach were by the Lessee thereunder.

         5. Notwithstanding anything to the contrary herein set forth, the only services or rights to which Sublessee may be entitled hereunder are those to which Sublessor may be entitled under the Prime Lease.

         6. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the lessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of which the Prime Lease may be terminated or forfeited.

         7. Sublessee agrees to provide Sublessor unrestricted access to the 686 square foot mechanical lab during normal business hours (Monday thru Friday between the hours of 9:00 am thru 4:00 pm).

         8. Sublessor agrees to pay a brokerage fee equal to the amount of one (1) months gross rent, Two Thousand Nine Hundred Fifty Five dollars ($2,955.00), to be divided equally between Welsh Companies, LLC and Cushman & Wakefield. Such Brokerage fee will be due and payable upon full execution of the Sublease.

         9. Sublessee has paid Sublessor on the execution and delivery of this Sublease the sum of Two Thousand Nine Hundred Fifty Five dollars ($2,955.00) to be held as a security and damage deposit for the full and faithful performance of the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, including but not limited to payment of Base Rent and Additional Rent in default or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor or the Prime Landlord. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee within ten (10) days after the time fixed as the expiration of the demised term and after the removal of Sublessee's property and surrender of possession of the Subleased Premises to Sublessor.

         10. Sublessor agrees to demise and re-key the Subleased Premises. Sublessee will permit Sublessor to retain a copy of the key. With the exception of the Sublessor demising and re-keying the Subleased Premises, the Sublessee agrees to take the space in its "As-Is" condition. Any other improvements must receive prior approval of the Sublessor and Lessor and will be completed at the Sublessee's expense.

         11. Sublessee acknowledges the main electrical panel and the air compressor for the Sublessor is located in the Subleased Premises. Sublessee agrees
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                  not to disrupt such panel or compressor and further agrees to provide Sublessor access to such panel and compressor when necessary.

         12. Sublessee represents that it has read and is familiar with the terms of the Prime Lease.

         13. All prior understandings and agreements between the parties are merged within this Agreement, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing to which the written consent of the lessor under the Prime Lease shall have been obtained.

         14. Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed to Sublessor as follows:

                          Fieldworks, Inc.
                          7631 Anagram Drive
                          Eden Prairie, Minnesota 55344

                  with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease, and if to Sublessee, as follows:

                          Alternative Business Furniture, Inc.
                          7605 Corporate Way
                          Eden Prairie, Minnesota 55344

                  with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease. Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

         15. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee, and their respective heirs, executors, administrators, successors and assigns.
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         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the date and year first above written.


SUBLESSEE:                                  SUBLESSOR:
Alternative Business Furniture, Inc.        FIELDWORKS, INC.



By:      /s/ Mark Frommelt                  By:      /s/ Thomas Sparrvik
    -------------------------------             --------------------------------

Its:     Co-Owner                           Its:     President/CEO
     ------------------------------              -------------------------------

Date:    December 14, 2000                  Date:    December 18, 2000
      -----------------------------               ------------------------------



                            CONSENT OF PRIME LANDLORD

         The undersigned, as Prime Landlord under the Prime Lease, hereby consents to the foregoing Sublease, provided that Fieldworks, Inc., its successors or assigns, shall not on account of this consent be relieved or released from any of its obligations under the Prime Lease.



                                            CSM Properties, Inc.


                                            By:      /s/ Dave Carland
                                                --------------------------------

                                            Its:     Vice President
                                                 -------------------------------